UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2007

HEALTHRENU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-21914	84-1022287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12777 Jones Road, Suite 481, Houston, TX	77070
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (281)_890-2561

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.
Warrant Adjustments and Private Placements of Securities

As previously disclosed, in August and September 2005, we closed on $548,000 of equity units (the "2005 Units") in a private placement. Each Unit consisted of an unsecured convertible promissory note in the principal amount of $1,000 (the "2005 Notes") and two warrants for each share of common stock issued upon conversion of the 2005 Notes (the “2005 Warrants”), with each warrant exercisable to purchase one share of our common stock. The 2005 Notes are convertible at the election of the holder thereof, at any time commencing from and after the date of issuance and for a period of three years thereafter at a price equal to 85% of the average closing price of our common stock for the 10 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. The per share exercise price of the 2005 Warrants was initially 125% and 150%, respectively, of the conversion price of the 2005 Notes.

In April 2007, we made the 2005 Warrants immediately exercisable for a fixed number of shares based on a 2005 Note conversion price of $0.034 (85% of the closing price of our common stock in the Pink Sheets of $0.04 on April 10, 2007), reduced the exercise price of the 2005 Warrants to $0.02 per share, and added a cashless exercise feature to the 2005 Warrants. Approximately 16 million shares of our common stock have been issued to date upon cashless exercise of most of the 2005 Warrants.

As previously disclosed, in February 2006, we closed on $600,000 of equity units (the "2006 Units") in a private placement. Each Unit consisted of a secured convertible promissory note in the principal amount of $1,000 (the "2006 Notes") and eight warrants for each share of common stock issued upon conversion of the 2006 Notes (the “2006 Warrants”), with each warrant exercisable to purchase one share of our common stock. The 2006 Notes are convertible at the election of the holder thereof, at any time commencing from and after the date of issuance and for a period of five years thereafter at a price equal to 80% of the average closing price of our common stock for the 10 trading days immediately preceding the day upon which we receive a conversion notice from the noteholder. The per share exercise price of the 2006 Warrants was initially 100% for two warrants, 125% for three warrants and 150% for three warrants, respectively, of the conversion price of the 2006 Notes.

In April 2007, we made the 2006 Warrants immediately exercisable for a fixed number of shares based on a 2006 Note conversion price of $0.032 (80% of the closing price of our common stock in the Pink Sheets of $0.04 on April 10, 2007), reduced the exercise price of the 2006 Warrants to $0.02 per share, and added a cashless exercise feature to the 2006 Warrants. Approximately 71 million shares of our common stock have been issued to date upon cashless exercise of most of the 2006 Warrants.

As previously disclosed, on August 18, 2006, we closed on a privately placed bridge loan financing in the amount of $60,000. The bridge lender received a promissory note in the principal amount of $60,000 and warrants to purchase 400,000 shares of our common stock at an exercise price of $0.05 per share. The note was repaid from the net proceeds of the November 2006 bridge loan discussed below. The warrants are exercisable for shares of our common stock at any time until August 18, 2011 and are subject to adjustment for anti-dilution purposes.

As previously disclosed, on November 15, 2006, we closed on a privately placed bridge loan financing in the amount of $220,000. The bridge lender received a promissory note in the principal amount of $220,000 and warrants to purchase 1,600,000 shares of our common stock at an exercise price of $0.05 per share. The note is convertible at the election of the holder thereof at any time at a conversion price equal to the greater of (1) $0.03 or (2) 80% of the average closing bid price of our common stock for the 10 days immediately preceding the day upon which we receive a conversion notice from the noteholder. The note is secured by the grant of a security interest in advance notices that may be issued from time to time by us under our standby equity distribution agreement, entitled to receive a 15% annual interest payment and matured on January 15, 2007. The original terms of the note required us to issue to the bridge lender 100,000 additional penalty warrants with an exercise price of $0.05 per share on the one month anniversary of the maturity date if the principal and interest on the note was not repaid by such date, and at the end of each monthly period thereafter that the note remained unpaid, up to a total of 1,000,000 penalty warrants. The note has not been repaid. Additional penalty warrants to purchase 300,000 shares of common stock are issuable. The warrants are exercisable for shares of our common stock at any time until November 14, 2011 and are subject to adjustment for anti-dilution purposes.

In April 2007, we agreed with our bridge lender to reduce the exercise price of the August and November 2006 bridge loan warrants and the penalty warrants to $0.02 per share and added a cashless exercise feature to such warrants. In exchange therefor, the bridge lender agreed that no further penalty warrants would be issuable subsequent to April 15, 2007 in the event that the note was not timely repaid.

On April 19, 2007, we closed on a privately placed bridge loan financing in the amount of $100,000. The bridge lender, a beneficial owner of our securities, received a convertible promissory note in the principal amount of $100,000 and warrants to purchase 500,000 shares of our common stock at an exercise price of $0.02 per share. The note was convertible at the election of the holder thereof at any time at a conversion price of $0.02 per share. The note was secured by the grant of a security interest in our assets (subject to existing security interests), received five points upon closing and was entitled to receive interest at an annual rate of 15% (30 days of which was paid upon closing) and matured on the earlier of (i) 30 days from closing and (ii) such time as $100,000 in net proceeds was raised in a private offering. The note was repaid from the net proceeds of the 2007 private placement discussed below. Because principal and interest on the note was not repaid upon maturity, an additional 500,000 penalty warrants with an exercise price of $0.02 per share are issuable to the bridge lender. The warrants are exercisable for shares of our common stock at any time until April 19, 2012 and are subject to adjustment for anti-dilution purposes. The total offering price was $100,000 and no commissions were paid to broker-dealers.

From June to August 2007, we closed on $258,000 of equity units (the "2007 Units") in a private placement. Each Unit consisted of one share of our common stock and two warrants (the “2007 Warrants”), with each warrant exercisable to purchase one share of our common stock. The purchase price per 2007 Unit was $0.02. The 2007 Warrants are exercisable for shares of our common stock at any time commencing upon issuance and ending on May 31, 2012. The per share exercise price of the 2007 Warrants is $0.02. The 2007 Warrants have a cashless exercise feature and are subject to adjustment for anti-dilution purposes. The total offering price and the total commissions paid to broker-dealers was $258,000 and $43,700, respectively. Pursuant to our Placement Agent Agreement, broker-dealer commissions consisted of:

•	a commission of 12% of the gross offering proceeds raised by the broker-dealer;
•	a non-accountable expense allowance of 3% of the gross offering proceeds raised by the broker-dealer;
•	warrants to purchase that number of shares of our common stock as equals 10% of the number of shares of common stock issuable to investors in the offering; and
•	legal fees of the broker-dealer for the offering of $5,000.

Such fees were deducted from offering proceeds to the extent applicable. In addition, we entered into a new financial advisory and investment banking agreement with the Placement Agent pursuant to which the Placement Agent provides us with advice regarding investor and public relations, shareholder communications, corporate structure and finance and acquisitions, dispositions and other similar transactions. For rendering services to us under the agreement, the Placement Agent (together with its agents) received fees of $90,000 in cash and warrants to purchase 500,000 shares of our common stock price of $0.02, a term of five years and all other terms substantially the same as those of other warrants issued by the Company in the offering.

Issuance of the securities in the April 2007 and June to August 2007 private placements was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to accredited investors in private placements without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

As previously disclosed, in July and September 2005, we issued an aggregate of 1,100,000 warrants to certain of our consultants. The consultants warrants are exercisable for shares of our common stock at any time until October 31, 2009. The per share exercise price of the consultants warrants was initially $0.50 per share. In August 2007, we reduced the exercise price of the consultants warrants to $0.02 per share and added a cashless exercise feature to the consultants warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: September 20, 2007

HEALTHRENU MEDICAL, INC. (Registrant)

By:	/s/ Robert W. Prokos
Name: Robert W. Prokos
Title: President and Chief Executive Officer